UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 30, 2021 (the “Effective Date”), Ammo, Inc. (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”), by and among the Company, SpeedLight Group I, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Sub”), Gemini Direct Investments, LLC, a Nevada limited liability company (“Gemini”), and Steven F. Urvan, an individual (the “Seller”), whereby Sub merged with and into Gemini, with Sub surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). Capitalized terms not defined in this Current Report on Form 8-K (this “8-K”) have the meaning assigned to them in the Merger Agreement. At the time of the Merger, Gemini had nine (9) subsidiaries, all of which are related to Gemini’s ownership of the gunbroker.com business. Gunbroker.com is a large on-line auction marketplace dedicated to firearms, hunting, shooting, and related products. The Merger was completed on the Effective Date.

In consideration of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, on the Effective Date, (i) the Company assumed an aggregate amount of indebtedness of Gemini and its subsidiaries equal to $50,000,000 (the “Assumed Indebtedness”); and, (ii) the issued and outstanding membership interests in Gemini (the “Membership Interests”), held by the Seller, automatically converted into the right to receive (A) $50,000,000 (the “Cash Consideration”), and (B) 20,000,000 shares of common stock of the Company, $0.001 par value per share (the “Stock Consideration”).

In connection with the Merger Agreement, the Company and the Seller agreed that the Stock Consideration consisted of: (a) 14,500,000 shares issued without being held in escrow or requiring prior stockholder approval; (b) 4,000,000 shares issued subject to the Pledge and Escrow Agreement (as defined and described below); and (c) 1,500,000 shares that will not be issued prior to the Company obtaining stockholder approval for the issuance (the “Additional Securities”).

Pledge and Escrow Agreement

On the Effective Date, in connection with the Merger Agreement, the Company and the Seller entered into a Pledge and Escrow Agreement (the “Pledge and Escrow Agreement”). In order to secure the fulfilment of the obligations of the Seller set forth in the Merger Agreement relating to certain indemnification obligations provided by him to the Company, the Seller has agreed to irrevocably pledge and grant to the Company a continuing lien and security interest in and to 4,000,000 shares of the Stock Consideration (the “Pledged Securities”). The Seller will retain his voting rights with regard to the Pledged Securities.

Lock-Up Agreement

On the Effective Date, in connection with the Merger Agreement, the Company and the Seller entered into a Lock-Up Agreement (the “Lock-Up Agreement”), pursuant to which the Pledged Securities shall not be sold or transferred by the Seller without the prior written consent of the Company.

Voting Rights Agreement

On the Effective Date, in connection with the Merger Agreement, the Company and the Seller entered into a Voting Rights Agreement (the “Voting Rights Agreement”), whereby for a period of six months following the Effective Date, the Seller: (i) agreed to vote in favor of approving the implementation of a staggered board of directors at the next annual meeting of the Company; (ii) will not vote any securities in favor of, or consent to, and will vote his 18.5 million shares of the Company’s common stock to which he has voting rights, to vote against and not consent to, the approval of a proxy fight either individually or as part of a group for Schedule 13D or 13G purposes that would result in one-third of the current officers and one-third of the current directors being replaced; and (iii) appointed the Company as his attorney-in-fact and proxy with full power of substitution, for and in his name, to vote in the manner contemplated by the Voting Rights Agreement.

Standstill Agreement

On the Effective Date, in connection with the Merger Agreement, the Company and the Seller entered into a Standstill Agreement (the “Standstill Agreement”), whereby during the period beginning on the Effective Date and ending on the one (1) year anniversary of the Effective Date (the “Standstill Period”), the Seller will not, among other things, make, effect, initiate, cause or participate in (i) any acquisition of any securities of the Company or any securities of any subsidiary or other affiliate or associate of the Company if such acquisition would result in the Seller and his affiliates and associates collectively beneficially owning twenty-five percent (25%) or more of the then issued and outstanding shares of common stock of the Company, (ii) any Company Acquisition Transaction (as this term is defined in the Standstill Agreement), or (iii) any “solicitation” of “proxies” (as those terms are defined in Rule 14a-1 of the General Rules and Regulations under the Exchange Act) or consents with respect to any securities of the Company.

Investor Rights Agreement

On the Effective Date, in connection with the Merger Agreement, the Company and the Seller entered into an Investor Rights Agreement (the “Investor Rights Agreement”). The Investor Rights Agreement requires the Company to use its commercially reasonable efforts to register 10 million shares of the Stock Consideration for resale on a registration statement to be filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), within ninety (90) days following the Effective Date. The Company also agreed in the Investor Rights Agreement to provide the Seller with demand registration rights in connection with the other shares received by the Seller as part of the Stock Consideration, including the Pledged Securities (to the extent released and delivered to the Seller in accordance with the terms of the Merger Agreement) and the Additional Securities (if issued in accordance with the terms of the Merger Agreement).

The foregoing provides only brief descriptions of the material terms of the Merger Agreement, Lock-Up Agreement, Voting Rights Agreement, Standstill Agreement, and the Investor Rights Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Merger Agreement, Lock-Up Agreement, Voting Rights Agreement, Standstill Agreement and the Investor Rights Agreement filed as exhibits to this 8-K, and are incorporated herein by reference. The foregoing provides only a brief description of the material terms of the Pledge and Escrow Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Pledge and Escrow Agreement which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended March 31, 2021.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The applicable information set forth in Item 1.01 of this 8-K is incorporated by reference in this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this 8-K is incorporated by reference in this Item 3.02. The Stock Consideration was not registered under the Securities Act but qualified for exemption under Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On April 30, 2021, in connection with the Merger, the Board of Directors (the “Board”) of the Company appointed Mr. Urvan as a member of the Board, effective immediately. Mr. Urvan also became an employee of the Company upon the closing of the Merger.

Related Party Transactions

There were no related party transactions with regard to Mr. Urvan reportable under Item 404(a) of Regulation S-K prior to the Merger. There are a number of entities that Mr. Urvan continues to own that, as of the closing of the Merger, still had contractual arrangements with one or more of the nine (9) subsidiaries of Gemini. The Company has the right to terminate these contractual arrangements within ninety (90) days of the Effective Date. The Company is assessing whether, Post-Merger, these contractual arrangements will be reportable under Item 404(a) of Regulation S-K and, if so, the Company will disclose such contractual arrangements on a going forward basis in the quarterly reports it files with the SEC.

Compensatory Arrangements

Solely as compensation for Mr. Urvan’s service on the Board, he will receive, consistent with the compensation the other members of the Board receive, ten thousand (10,000) shares of the Company’s common stock each quarter, pursuant to the Company’s Ammo, Inc. 2017 Equity Incentive Plan. The Company will report Mr. Urvan’s compensation as an employee of the Company on its Annual Report on Form 10-K and annual meeting proxy statement to the extent required by Item 402 of Regulation S-K.

Item 8.01 Other Events.

On May 3, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is provided as Exhibit 99.1 to this 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this 8-K no later than 71 days after the date that this initial 8-K is being filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this 8-K no later than 71 days after the date that this initial 8-K is being filed.

(d) Exhibits

Exhibit No.	Exhibit

2.1#	Agreement and Plan of Merger, dated April 30, 2021, by and among Ammo, Inc., SpeedLight Group I, LLC, Gemini Direct Investments, LLC and Steven F. Urvan
10.1	Lock-Up Agreement, dated April 30, 2021, by and between Ammo, Inc. and Steven F. Urvan
10.2	Voting Rights Agreement, dated April 30, 2021, by and between Ammo, Inc. and Steven F. Urvan
10.3	Standstill Agreement, dated April 30, 2021, by and between Ammo, Inc. and Steven F. Urvan
10.4	Investor Rights Agreement, dated April 30, 2021, by and between Ammo, Inc. and Steven F. Urvan
99.1	Press Release, dated May 3, 2021

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: May 6, 2021	By:	/s/ Robert D. Wiley
Robert D. Wiley
Chief Financial Officer